UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 23, 2007

ICON CASH FLOW PARTNERS L.P. SEVEN LIQUIDATING TRUST

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27926	20-7478738
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue, 4th Floor
New York, New York 10011

(Address of Principal Executive Offices)
____________________

(212) 418-4700

                                                                                    (Registrant’s telephone number, including area code)

ICON CASH FLOW PARTNERS, L.P. SEVEN

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Current Report on Form 8-K dated July 23, 2007, is hereby amended to reflect the reporting of the information contained herein by ICON Cash Flow Partners L.P. Seven Liquidating Trust (the “Trust”) rather than ICON Cash Flow Partners L.P. Seven (the “Partnership”), which was dissolved on July 12, 2007.  In connection with its dissolution, the Partnership transferred all of its remaining assets and liabilities to the Trust.

On July 23, 2007, the managing trustee of the Trust notified the registered representatives of the beneficial owners of the Trust that the Trust will distribute a Portfolio Overview for the first quarter of 2007 with respect to the Partnership (the “Portfolio Overview”) to the beneficial owners of the Trust on July 26, 2007 and furnished the registered representatives with a copy of the Portfolio Overview which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1                      First Quarter 2007 Portfolio Overview

SIGNATURES

The Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON CASH FLOW PARTNERS L.P. SEVEN LIQUIDATING TRUST
By: ICON CAPITAL CORP., its managing trustee

Dated: July 27, 2007	By: /s/ Thomas W. Martin
Thomas W. Martin
Chairman, Chief Executive Officer and President